Exhibit 99.1


                            SUMMARY OF PROPOSED TERMS
                                 (July 10, 2002)

THE TERMS AND CONDITIONS SUMMARIZED IN THIS DISCUSSION SHEET ARE PROVIDED BY CITIZENS BANK FOR DISCUSSION PURPOSES ONLY AND DO NOT CONSTITUTE AN OFFER, AGREEMENT, OR COMMITMENT ON THE PART OF THE BANK TO EXTEND FINANCING OR TO AMEND THE EXISTING FINANCING ARRANGEMENT. THE ACTUAL TERMS AND CONDITIONS SUMMARIZED IN THIS TERM SHEET ARE SUBJECT TO NEGOTIATION AND AGREEMENT OF THE PARTIES AND TO THE SATISFACTORY COMPLETION OF DUE DILIGENCE, INTERNAL APPROVALS, AND SUCH OTHER TERMS AND CONDITIONS AS MAY BE DETERMINED BY THE BANK.

BORROWER:                  PrimeSource Surgical, Inc. (the "Borrower" or the
                           "Company").

PURPOSE: To modify the existing loan arrangements between Citizens Bank of Massachusetts ("Citizens" or "the Bank") and PrimeSource Surgical, Inc.

LOAN FACILITIES:           (1) $9,500,000 secured Revolving Credit (the "RLOC").
                           (2) $2,141,658 secured Term Loan (the "Term Loan")

PROPOSED MODIFICATIONS:

                            1) As a condition of the proposed modifications to
                               the existing RLOC and Term Loan, it will be required that the Company raise $3,300,000 of new equity on or before December 31, 2002.

                            2) The legal maturity date of the RLOC will be
                               extended to March 31, 2004.

                            3) The legal commitment of the RLOC shall be reduced
                               to $8,000,000 upon execution.

                            4) The legal maturity date of the Term Loan shall be
                               extended to December 31, 2003.

                            5) Upon execution, the Company shall pay the Bank a
                               $675,000 payment to be applied as a reduction of the principal balance of the term loan.

                            6) REVISED TERM LOAN AMORTIZATION: Commencing on
                               August 31, 2002 the Company shall make six monthly principal payments in the amount of $50,000. Commencing on February 28, 2003 the Company shall make six monthly principal payments in the amount of $75,000. Commencing on August 31, 2003 the Company shall make four monthly principal payments in the amount of $100,000. A final balloon payment in the amount of the remaining term loan principal balance shall be due and payable on December 31, 2003.


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                            7) QUARTERLY EXCESS CASH FLOW SWEEP: Commencing on
                               the calendar quarter ending December 31, 2002, the Company shall be obligated to pay to the Bank as a term loan principal reduction 50% of Excess Cash Flow generated from the prior calendar quarter within 30 days of quarter end. Excess Cash Flow shall be defined as EBITDA minus scheduled term loan principal payments, minus interest, minus capital expenditures minus any cash income taxes paid for the three months prior to quarter end.

                            8) Upon execution, pricing for both the RLOC and
                               Term Loan shall be increased to Prime plus 3%. The interest rate for both facilities shall increase 50 basis points 90 days after closing and shall further increase an additional 50 basis points every 90 days thereafter until the earlier of the maturity of the respective facilities or payment in full of all principal and interest due under the Term Loan. Upon payment in full of all principal and interest due under the Term Loan facility pricing for the RLOC will revert to Prime plus 3%.

                            9) In the event of default, the interest rate for
                               both the RLOC and Term Loan will be increased to 18% effective the date of the default.

                           10) The Bank shall agree to cap the RLOC borrowing
                               base reserve for obsolete or unmerchantable goods at the existing level of $1,200,000 over the term of this agreement.

                           11) The Bank shall earn a $250,000 Amendment Fee
                               which shall be deemed fully earned upon
                               execution. The Company shall execute a note in the face amount of $250,000 for the Amendment Fee and shall accrue interest at the rate of Prime plus 3%. Principal payments in the amount of $62,500 shall be due and payable at March 31, 2003, June 30, 2003, September 30, 2003 and
                               December 31, 2003. Accrued interest will be paid current on the date of scheduled principal payments.

                           12) The Bank shall earn a $75,000 Term Loan Facility
                               Fee which shall be deemed fully earned upon execution. Commencing on September 30, 2002 and for every calendar quarter thereafter, the Bank shall earn an additional Term Loan Facility Fee of $75,000 for each quarter up through and including the maturity date of the Term Loan. All Term Loan Facility Fees shall be deemed fully earned at respective quarter end. All Term Loan Facility Fees shall be due and payable at December 31, 2003. The Term Loan Facility Fee shall be payable in cash or a combination of cash and equivalent value of PrimeSource Healthcare Inc. warrants at the Bank's option. The Bank shall forgive a portion of the accumulated Term Loan Facility Fees predicated on the timing of the payment in full of all principal and interest due and owing under the Term Loan facility based on the following schedule: 60% if paid in full by March 31, 2003, 40% if paid in full by June 30, 2003 and 10% if paid in full by September 30, 2003. The Bank shall forgive 100% of the accumulated Term Loan Facility Fees if all principal and interest due and owing under the Term Loan are paid in full on or before

                               December 31, 2002. If the Term Loan is paid in full at maturity no Term Loan Facility Fees will be forgiven. For all accumulated Term Loan Facility Fees due and owing at December 31, 2003, the Company shall have the option to extend the final payment date for all accumulated Term Loan Facility Fees due and owing to March 31, 2004 conditioned on the Company making a $100,000 cash payment on or before December 31, 2003 with the remaining balance due by March 31, 2004. If the Company elects this option the Bank shall earn an additional $75,000 Term Loan Facility Fee which will be due and payable with all remaining accumulated Term Loan Facility Fees on March 31, 2004.

                           13) The Company shall exercise best efforts to permit
                               the Bank to obtain a junior lien position on the assets of PrimeSource Healthcare, Inc. It is the Bank's understanding that Patriarch Capital presently holds a first priority lien on the assets of PrimeSource Healthcare, Inc.

                           14) New financial covenants which shall be
                               constructed to be measured on a quarterly basis. Covenants will be based on the Company's "$2.9MM Run Rate EBITDA Plan".

                           15) Unless noted otherwise, all other existing terms
                               and conditions will remain in full force and effect.



                         *FOR DISCUSSION PURPOSES ONLY*

AGREED and ACCEPTED


PrimeSource Surgical, Inc.                      Citizens Bank of Massachusetts



/S/  SHAUN MCMEANS                              /S/  CHRISTOPHER G. DANIEL
------------------                              ------------------------------
BY:  SHAUN MCMEANS                              BY: CHRISTOPHER G. DANIEL
TITLE:  CFO AND COO                             TITLE: VICE PRESIDENT